Exhibit 99.5

CENTERSPACE
1324 20TH AVENUE SW
POST BOX 1988
MINOT, ND 58702-1988

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on [ ], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSR2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04075-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTERSPACE

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

The Board of Trustees recommends you vote FOR proposal 1:	For	Against	Abstain
1. A proposal to approve the merger of Centerspace with and into Islanders Sub, LLC, on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of September 8, 2026, by and among Centerspace, Centerspace, LP, Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP and Islanders OP Sub, LLC, as amended from time to time (the "CSR Merger Proposal").	☐	☐	☐
The Board of Trustees recommends you vote FOR proposal 2:	**For**	**Against**	**Abstain**
2. A proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Centerspace's named executive officers in connection with the merger of Centerspace with and into Islanders Sub, LLC.	☐	☐	☐
The Board of Trustees recommends you vote FOR proposal 3:	**For**	**Against**	**Abstain**
3. A proposal to approve the adjournment of the Special Meeting of Shareholders from time to time, if necessary or appropriate, to solicit additional proxies in favor of the CSR Merger Proposal if there are not sufficient votes to approve such proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the Special Meeting of Shareholders or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [ ], 2026:
The Notice and Proxy Statement is available at www.proxyvote.com.

T04076-TBD

CENTERSPACE
Special Meeting of Shareholders
[ ], 2026, [ ], Central Time
This proxy is solicited by the Board of Trustees

The undersigned shareholder(s) hereby appoint(s) Anne Olson and Bhairav Patel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all common shares of Centerspace that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [ ], Central Time on [ ], [ ], 2026, virtually at www.virtualshareholdermeeting.com/CSR2026SM, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Continued and to be signed on reverse side